Digital Turbine Reports Fiscal 2018 Second Quarter Results
Total Revenue of $27.9 Million Driven by O&O Revenue Growth of 61%
Improved Profitability as Mobile Delivery Platform Expands

Austin, TX - November 7, 2017 - Digital Turbine, Inc. (Nasdaq: APPS), the Company empowering operators and Original Equipment Manufacturers (“OEMs”) around the globe with end-to-end mobile solutions, announced financial results for the fiscal second quarter ended September 30, 2017.

Recent Highlights:

•
Fiscal second quarter revenue totaled $27.9 million, representing 22% year-over-year growth. Operators & OEMs (“O&O”) revenue of $15.9 million in the second quarter of fiscal 2018 was up 61% when compared to the prior year period.

•
The Company has surpassed 110 million total devices with Ignite installed to date. Ignite was installed on 24 million devices in the September quarter, more than double the number of installs in the prior year period.

•	GAAP net loss for fiscal second quarter was $6.5 million, or ($0.10) per share. Non-GAAP adjusted net loss[1] was $0.6 million, or ($0.01) per share.

•
Non-GAAP Adjusted EBITDA[2] during the fiscal second quarter increased to $0.4 million, as compared to a loss of $3.0 million in the second quarter of fiscal 2017, with improvement driven primarily by the combination of higher revenues in the O&O business and improved operating leverage.

•
GAAP gross margin increased to 26% during the second quarter of fiscal 2018, up from the 14% reported in the second quarter of fiscal 2017. Non-GAAP adjusted gross margin[3] was 29% in the second quarter of fiscal 2018, as compared to 22% in the second quarter of fiscal 2017.

•	Content revenue of $9.8 million increased 23% sequentially in the fiscal second quarter of 2018, marking the third consecutive quarter with double-digit sequential growth for this business segment.

•	The Company had $5.9 million in cash as of September 30, 2017.

•
The gross principal amount of the convertible notes was $10.0 million as of September 30, 2017, down from $16 million as of June 30, 2017, as $6 million were converted by convertible note holders in the second quarter of fiscal 2018.

Digital Turbine Reports Fiscal 2018 First Quarter Results
November 7, 2017

“The September quarter was another solid quarter for Digital Turbine,” said Bill Stone, CEO. “The Company made significant progress in a number of key focus areas. We successfully scaled additional phones and slots with several partners recently added to our growing platform. At the same time, we continue to work closely with all of our partners around the world to develop new products and services designed to enhance the overall end-user experience while generating additional sources of high-margin revenue. In addition to fostering higher engagement levels with existing and prospective OEM and carrier partners during the quarter, we also welcomed many well-respected advertisers to our platform, as we continue to promote awareness for our unique value proposition and strive to gain share from other less effective and less accountable modes of mobile advertising in today’s marketplace.”

“Healthy operating metrics within our O&O business enabled the Company to achieve increased profitability on a non-GAAP adjusted EBITDA basis once again during the quarter. Our primary objective here at Digital Turbine is to utilize the power of our platform to generate new revenue streams with enhanced margins, and we are taking important strides toward the realization of this vision. Furthermore, I am very excited about several upcoming partner launches and product initiatives currently under development that have the potential to meaningfully expand the platform’s reach and contribute to the next phase of revenue and profit growth for Digital Turbine.”

Mr. Stone concluded, “I am very pleased with the progress that we are making as an overall organization right now, and I am more convinced than ever that Digital Turbine has the platform, the partners, the people and the passion to deliver a meaningful return to shareholders in the second half of fiscal 2018 and beyond.”

Fiscal 2018 Second Quarter Financial Results

Total revenue for the second quarter of fiscal 2018 was $27.9 million, representing an increase of 22% year-over-year. Advertising segment revenue of $18.1 million increased 19% year-over-year. Within Advertising, O&O revenue of $15.9 million during the second quarter of fiscal 2018 increased 61% year-over-year. Growth in the O&O business was attributable to organic growth derived from pre-existing partners, as well as incremental contributions from new carrier and OEM partners added to the Ignite platform over the preceding 12 months. Importantly, the Company has also benefitted from higher revenue-per-slot rates on new high-end phone models with its leading tier-one carrier partners, which is reflective of healthy advertiser demand.

Content revenue for the second quarter of fiscal 2018 of $9.8 million increased 28% year-over-year. The continuing rebound in Content revenue reflects the addition of new merchants and services.

Digital Turbine Reports Fiscal 2018 First Quarter Results
November 7, 2017

GAAP gross margin was 26% in the second quarter of fiscal 2018, as compared to 14% in the second quarter of fiscal 2017. Non-GAAP adjusted gross margin3 was 29% for the second quarter of fiscal 2018, as compared to 22% in the second quarter of fiscal 2017. Gross margin expansion year-over-year was driven by an improving revenue mix, as the higher-margin O&O business has increased from 43% of total revenue in the fiscal second quarter of 2017 to 57% of total revenue in the fiscal second quarter of 2018. The reconciliation between GAAP and non-GAAP financial results for all referenced periods is provided in a table immediately following the Unaudited Consolidated Statements of Operations and Comprehensive Loss included below.

Net loss for the second quarter of fiscal 2018 was $6.5 million, or ($0.10) per share, as compared to the net loss for the first quarter of fiscal 2018 of $4.2 million, or ($0.06) per share. Non-GAAP adjusted net loss1 was $0.6 million, or ($0.01) per share, in the second quarter of fiscal 2018, as compared to a net loss of $0.9 million, or ($0.01) per share, in the first quarter of fiscal 2018.

Non-GAAP adjusted EBITDA2 for the second quarter of fiscal 2018 was $0.4 million, as compared to a loss of $3.0 million for the second quarter of fiscal 2017. Growth in non-GAAP adjusted EBITDA was achieved primarily via the combination of gross profit growth in the O&O business and effective expense management. Please see ‘Use of Non-GAAP Measures’ at the end of this press release for the definition of Non-GAAP adjusted EBITDA and a reconciliation to GAAP net loss.

Business Outlook

Based on information available as of November 7, 2017, the Company expects third quarter of fiscal 2018 revenue of approximately $31 million, with further sequential improvement in non-GAAP adjusted EBITDA2. The Company reaffirms its expectations to generate positive non-GAAP adjusted EBITDA2 for the full year fiscal 2018.

About Digital Turbine, Inc.
Digital Turbine works at the convergence of media and mobile communications, connecting top mobile operators, OEMs and publishers with app developers and advertisers worldwide. Its comprehensive Mobile Delivery Platform powers frictionless user acquisition and engagement, operational efficiency and monetization opportunities. Digital Turbine’s technology platform has been adopted by more than 30 mobile operators and OEMs, and has delivered more than 700 million app preloads for tens of thousands advertising campaigns. The company is headquartered in Austin, Texas, with global offices in Durham, Mumbai, San Francisco, Singapore, Sydney and Tel Aviv. For additional information visit www.digitalturbine.com.

Digital Turbine Reports Fiscal 2018 First Quarter Results
November 7, 2017

Conference Call
Management will host a conference call today at 4:30 p.m. ET to discuss its first quarter financial results and provide operational updates on existing business. To participate, interested parties should dial 855-238-2713 in the United States or 412-542-4111 from international locations. A webcast of the conference call will be available at ir.digitalturbine.com/events.

For those who are not able to join the live call, a playback will be available through November 14, 2017. The replay can be accessed by dialing 877-344-7529 in the United States or 412-317-0088 from international locations, passcode 10113911.

The conference call will discuss guidance and other material information.

Use of Non-GAAP Financial Measures
To supplement the Company’s condensed financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Digital Turbine uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP adjusted gross profit, non-GAAP gross margin, non-GAAP adjusted EBITDA, and Non-GAAP adjusted net income and EPS. Reconciliations to the nearest GAAP measures of all non-GAAP measures included in this press release can be found in the tables below.

Non-GAAP measures are provided to enhance investors’ overall understanding of the Company's current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes that these Non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The Company believes the non-GAAP measures that exclude such items when viewed in conjunction with GAAP results and the accompanying reconciliations enhance the comparability of results against prior periods and allow for greater transparency of financial results. The Company believes Non-GAAP measures facilitate management's internal comparison of its financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of Non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

1Non-GAAP adjusted net loss and EPS are defined as GAAP net income and EPS adjusted to exclude the effect of stock-based compensation, amortization of intangibles, changes in the fair value of derivatives and warrants related to the September 2016 convertible notes offering, and tax adjustments due to updates resulting from finalization of a transfer pricing study. Readers are cautioned that Non-GAAP adjusted net income and EPS should not be construed as an alternative to comparable GAAP net income figures determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

Digital Turbine Reports Fiscal 2018 First Quarter Results
November 7, 2017

2Non-GAAP adjusted EBITDA is calculated as GAAP net loss excluding the following cash and non-cash expenses: interest expense, foreign transaction gains (losses), income taxes, depreciation and amortization, stock-based compensation expense, the change in fair value of derivatives and warrants that are recorded related to the September 2016 convertible notes offering, other income / (expense), impairment of intangible assets, loss on disposal of fixed assets, and loss on extinguishment of debt. Readers are cautioned that Non-GAAP adjusted EBITDA should not be construed as an alternative to net income (loss) determined in accordance with U.S. GAAP as an indicator of performance, which is the most comparable measure under GAAP.

3Non-GAAP adjusted gross profit and gross margin are defined as GAAP gross profit and gross margin adjusted to exclude the effect of intangible amortization expense, impairment of intangible assets, and depreciation of software. Readers are cautioned that Non-GAAP adjusted gross profit and gross margin should not be construed as an alternative to gross margin determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

Non-GAAP adjusted gross profit and gross margin, adjusted EBITDA, and Non-GAAP adjusted net income and EPS are used by management as internal measures of profitability and performance. They have been included because the Company believes that the measures are used by certain investors to assess the Company’s financial performance before non-cash charges and certain costs that the Company does not believe are reflective of its underlying business.

Forward-Looking Statements
This news release includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Statements in this news release that are not statements of historical fact and that concern future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events, including financial projections and growth in various products are forward-looking statements that speak only as of the date made and which involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements.

These factors and risks include:

•	risks associated with Ignite adoption among existing customers (including the impact of possible delays with major carrier and OEM partners in the roll out for mobile phones deploying Ignite)

•	actual mobile device sales and sell-through where Ignite is deployed is out of our control

•	risks associated with the timing of Ignite software pushes to the embedded bases of carrier and OEM partners

•	risks associated with end user take rates of carrier and OEM software pushes which include Ignite

Digital Turbine Reports Fiscal 2018 First Quarter Results
November 7, 2017

•	new customer adoption and time to revenue with new carrier and OEM partners is subject to delays and factors out of our control

•	risks associated with fluctuations in the number of Ignite slots across US carrier partners

•	required customization and technical integration which may slow down time to revenue notwithstanding the existence of a distribution agreement

•	risk that strong Apple iPhone sales could result in a disproportionately low amount of Android sales

•	risks associated with delays in major mobile phone launches, or the failure of such launches to achieve the scale

•	customer adoption that either we or the market may expect

•	risks associated with the level of our secured and unsecured indebtedness

•	ability to comply with financial covenants in outstanding indebtedness

•	the difficulty of extrapolating monthly demand to quarterly demand

•
the challenges, given the Company’s comparatively small size, to expand the combined Company's global reach, accelerate growth and create a scalable, low-capex business model that drives EBITDA (as well as Adjusted EBITDA)

•
challenges to realize anticipated operational efficiencies, revenue (including projected revenue) and cost synergies and resulting revenue growth, EBITDA (and Adjusted EBITDA) and free cash flow conversion from the Appia merger

•	the impact of currency exchange rate fluctuations on our reported GAAP financial statements, particularly in regard to the Australian dollar

•	ability as a smaller Company to manage international operations

•
varying and often unpredictable levels of orders; the challenges inherent in technology development necessary to maintain the Company's competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products

•	changes in economic conditions and market demand

•	rapid and complex changes occurring in the mobile marketplace

•	pricing and other activities by competitors

•	pricing risks associated with potential commoditization of the A&P business as competition increases and new technologies, in particular Real Time Bidding, add pricing pressure

•
developing RTB for A&P to the level required to compete in the increasingly important programmatic bidding area will require additional investment that, given the Company’s limited resources, may not be available in the time or on the terms necessary

•
derivative and warrant liabilities on our balance sheet will fluctuate as our stock price moves and will also produce changes in our income statement; these fluctuations and changes might materially impact our reported GAAP financials in an adverse manner, particularly if our stock price were to rise

•
technology management risk as the Company needs to adapt to complex specifications of different carriers and the management of a complex technology platform given the Company's relatively limited resources, and

Digital Turbine Reports Fiscal 2018 First Quarter Results
November 7, 2017

•
other risks including those described from time to time in Digital Turbine's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications. You should not place undue reliance on these forward-looking statements.  The Company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contacts:
Brian Bartholomew
Digital Turbine
brian.bartholomew@digitalturbine.com

SOURCE Digital Turbine, Inc.

Digital Turbine Reports Fiscal 2018 First Quarter Results
November 7, 2017

Digital Turbine, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts)

	3 Months Ended	3 Months Ended	6 Months Ended	6 Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenues	$27,891	$22,832	$54,011	$46,871
Cost of revenues
License fees and revenue share	19,885	17,797	38,766	37,021
Other direct cost of revenues	643	1,882	1,266	3,762
Total cost of revenues	20,528	19,679	40,032	40,783
Gross profit	7,363	3,153	13,979	6,088
Operating expenses
Product development	2,837	3,117	5,595	5,952
Sales and marketing	1,688	1,528	3,246	2,972
General and administrative	4,088	4,815	7,912	9,920
Total operating expenses	8,613	9,460	16,753	18,844
Loss from operations	(1,250)	(6,307)	(2,774)	(12,756)
Interest and other income / (expense), net
Interest expense, net	(662)	(622)	(1,369)	(1,304)
Foreign exchange transaction loss	(73)	(1)	(217)	(4)
Change in fair value of convertible note embedded derivative liability	(3,344)	(430)	(4,652)	(430)
Change in fair value of warrant liability	(1,164)	(140)	(1,628)	(140)
Loss on extinguishment of debt	(882)	(293)	(882)	(293)
Other income	33	15	36	33
Total interest and other income / (expense), net	(6,092)	(1,471)	(8,712)	(2,138)
Loss from operations before income taxes	(7,342)	(7,778)	(11,486)	(14,894)
Income tax provision / (benefit)	(884)	(437)	(853)	(141)
Net loss	$(6,458)	$(7,341)	$(10,633)	$(14,753)

Other comprehensive income / (loss):
Foreign currency translation adjustment	3	(80)	(5)	(53)
Comprehensive loss:	$(6,455)	$(7,421)	$(10,638)	$(14,806)

Basic and diluted net loss per common share	$(0.10)	$(0.11)	$(0.16)	$(0.22)
Weighted average common shares outstanding, basic and diluted	66,846	66,457	66,723	66,358

Digital Turbine Reports Fiscal 2018 First Quarter Results
November 7, 2017

Digital Turbine, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except par value and share amounts)

	September 30, 2017	March 31, 2017
	(Unaudited)
ASSETS
Current assets
Cash	$5,867	$6,149
Restricted cash	331	331
Accounts receivable, net of allowances of $832 and $597, respectively	23,787	16,554
Deposits	117	121
Prepaid expenses and other current assets	444	510
Total current assets	30,546	23,665
Property and equipment, net	2,565	2,377
Deferred tax assets	688	352
Intangible assets, net	3,393	4,565
Goodwill	76,621	76,621
TOTAL ASSETS	$113,813	$107,580
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	23,277	19,868
Accrued license fees and revenue share	$10,442	$8,529
Accrued compensation	1,876	1,073
Short-term debt, net of debt issuance costs of $290 and $0, respectively	2,210	—
Other current liabilities	1,194	1,304
Total current liabilities	38,999	30,774
Convertible notes, net of debt issuance costs and discounts of $3,491 and $6,315, respectively	6,509	9,685
Convertible note embedded derivative liability	5,116	3,218
Warrant liability	2,704	1,076
Other non-current liabilities	241	782
Total liabilities	53,569	45,535
Stockholders' equity
Preferred stock
Series A convertible preferred stock at $0.0001 par value; 2,000,000 shares authorized, 100,000 issued and outstanding (liquidation preference of $1,000)	100	100
Common stock
$0.0001 par value: 200,000,000 shares authorized; 72,396,491 issued and 71,662,035 outstanding at September 30, 2017; 67,329,262 issued and 66,594,807 outstanding at March 31, 2017	10	8
Additional paid-in capital	308,415	299,580
Treasury stock (754,599 shares at September 30, 2017 and March 31, 2017)	(71)	(71)
Accumulated other comprehensive loss	(326)	(321)
Accumulated deficit	(247,884)	(237,251)
Total stockholders' equity	60,244	62,045
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$113,813	$107,580

Digital Turbine Reports Fiscal 2018 First Quarter Results
November 7, 2017

Digital Turbine, Inc. and Subsidiaries
Consolidated Statement of Cash Flows

(in thousands)

	6 Months Ended	6 Months Ended
	September 30, 2017	September 30, 2016
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net loss	$(10,633)	$(14,753)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,808	4,199
Change in allowance for doubtful accounts	235	7
Amortization of debt discount and debt issuance costs	680	681
Accrued interest	(24)	(91)
Stock-based compensation	1,479	2,310
Stock-based compensation for services rendered	150	166
Change in fair value of convertible note embedded derivative liability	4,652	430
Change in fair value of warrant liability	1,628	140
Loss on extinguishment of debt	882	293
(Increase)/decrease in assets:
Restricted cash transferred from operating cash	—	(321)
Accounts receivable	(7,468)	35
Deposits	4	61
Deferred tax assets	(336)	99
Prepaid expenses and other current assets	66	68
Increase/(decrease) in liabilities:
Accounts payable	3,409	4,771
Accrued license fees and revenue share	1,912	(1,009)
Accrued compensation	803	(280)
Other current liabilities	(86)	(393)
Other non-current liabilities	(541)	20
Net cash used in operating activities	(1,380)	(3,567)

Cash flows from investing activities
Capital expenditures	(823)	(1,115)
Net cash used in investing activities	(823)	(1,115)

Cash flows from financing activities
Cash received from issuance of convertible notes	—	16,000
Proceeds from short-term borrowings	2,500	—
Options exercised	19	11
Repayment of debt obligations	(247)	(11,000)
Payment of debt issuance costs	(346)	(2,091)
Net cash provided in financing activities	1,926	2,920

Effect of exchange rate changes on cash and cash equivalents	(5)	(53)

Net change in cash and cash equivalents	(282)	(1,815)

Cash and cash equivalents, beginning of period	6,149	11,231

Cash and cash equivalents, end of period	$5,867	$9,416

Supplemental disclosure of non-cash investing and financing activities:

Common stock of the Company issued for extinguishment of debt	$7,187	—

Digital Turbine Reports Fiscal 2018 First Quarter Results
November 7, 2017

GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN

(in thousands)

	3 Months Ended	3 Months Ended
	September 30, 2017	June 30, 2017
	(Unaudited)	(Unaudited)
Revenue	$27,891	$26,120
Gross profit	$7,363	$6,616
Gross margin percentage	26%	25%
Add back items:
Amortization of intangibles	$582	$590
Depreciation of software	61	33
Non-GAAP gross profit	8,006	7,239
Non-GAAP gross margin percentage	29%	28%

GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA

(in thousands)

	3 Months Ended	3 Months Ended
	September 30, 2017	June 30, 2017
	(Unaudited)	(Unaudited)
Net Loss	$(6,458)	$(4,175)
Add back items:
Stock and stock option compensation	765	864
Amortization of intangibles	582	590
Depreciation expense	338	298
Interest expense, net	662	707
Other income	(33)	(3)
Change in fair value of convertible note embedded derivative liability	3,344	1,308
Change in fair value of warrant liability	1,164	464
Loss on extinguishment of debt	882	—
Foreign exchange transaction loss	73	144
Income tax provision / (benefit)	(884)	31
Non-GAAP Adjusted EBITDA	$435	$228

GAAP NET LOSS TO NON-GAAP ADJUSTED NET LOSS

(in thousands)

	3 Months Ended	3 Months Ended
	September 30, 2017	June 30, 2017
	(Unaudited)	(Unaudited)
Net Loss	$(6,458)	$(4,175)
Add back items:
Stock and stock option compensation	765	864
Amortization and impairment of intangibles	582	590
Change in fair value of convertible note embedded derivative and warrant liability	4,508	1,772
Loss on extinguishment of debt	$882	$—
Tax adjustment (1)	(848)	—
Non-GAAP Adjusted Net Loss	$(569)	$(949)

Non-GAAP Adjusted Net Loss per share	$(0.01)	$(0.01)
Weighted average common shares outstanding, basic and diluted	66,846	66,599

(1) A tax benefit of $848k resulted during the three months ended September 30, 2017. These non cash changes to the tax provision and benefit reported in the current quarter are largely due to updates resulting from finalization of a transfer pricing study.